UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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GLOBECOMM SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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GLOBECOMM SYSTEMS INC.

45 Oser Avenue
Hauppauge, New York 11788

Notice of Annual Meeting of Stockholders
November 19, 2009

The Annual Meeting of Stockholders of Globecomm Systems Inc. (the “Company”) will be held at the principal executive offices of the Company, 45 Oser Avenue, Hauppauge, New York 11788 on November 19, 2009, at 10:00 a.m. (eastern standard time) (the “Annual Meeting”) for the following purposes:

(1)	To elect eight directors to serve until the next annual meeting or until their respective successors shall have been elected and qualified;

(2)	To consider and vote on a proposal to amend the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) to increase the number of shares of Common Stock authorized to be issued under the 2006 Plan;

(3)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 30, 2009 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. at the principal executive offices of the Company at the address above.

Whether or not you expect to attend the Annual Meeting, your proxy vote is important to the Company. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada, or vote by telephone or over the Internet as described on the enclosed proxy card.

By Order of the Board of Directors

Paul J. Johnson
Secretary

October 14, 2009

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
BE COMPLETED AND RETURNED PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 2009: The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended June 30, 2009 are available at www.globecommsystems.com.

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GLOBECOMM SYSTEMS INC.

45 Oser Avenue
Hauppauge, New York 11788

PROXY STATEMENT
October 14, 2009

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of record of Globecomm Systems Inc. (the “Company,” “we,” “us” or “our”) as of September 30, 2009, in connection with the solicitation of proxies by the board of directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 45 Oser Avenue, Hauppauge, New York 11788 on November 19, 2009, at 10:00 a.m. (eastern standard time) (the “Annual Meeting”).

The Annual Report of the Company (which is not a part of the proxy solicitation material), including the consolidated financial statements of the Company for the fiscal year ended June 30, 2009, is being distributed concurrently herewith to stockholders.

The mailing address of the principal executive offices of the Company is 45 Oser Avenue, Hauppauge, New York 11788. This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about October 14, 2009.

Stockholders Entitled to Vote

The Company has only one class of voting securities outstanding, its common stock, par value $0.001 per share (the “Common Stock”). All stockholders of record at the close of business on September 30, 2009 are entitled to vote at the meeting. At the close of business on September 30, 2009, a total of 20,866,456 shares of Common Stock were outstanding. Each record holder of shares of Common Stock is entitled to one vote per share. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting between 9:00 a.m. and 5:00 p.m. at the principal executive offices of the Company at the address specified above. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

If you are the record holder of your shares, you can vote in person at the meeting or by proxy in one of the following three ways:

1.	Vote by Mail: Complete, sign, date and return your proxy card in the enclosed postage-paid envelope.

2.	Vote by Telephone: Call the toll-free number 1-800-690-6903. You will need to provide the control number printed on your proxy card, and follow the instructions on your card and the voice prompts.

3.	Vote over the Internet: Go to the website www.proxyvote.com. You will need to provide the control number printed on your proxy card, and follow the instructions on your card and the website.

If you vote by telephone or over the Internet, do not return your proxy card.

If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you will receive instructions from the record holder asking you how you wish to vote. Telephone and Internet voting will be offered by most brokers and banks. Please refer to the proxy card and other information provided by the record holder to see which voting options are available to you. If you wish to vote your shares in person at the meeting, you must first obtain a proxy issued in your name from the record holder.

Voting of Proxies

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board of Directors, which are as follows:

•	FOR election of the nominated directors (Proposal 1);

•	FOR the amendment to increase the number of shares that may be issued under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) (Proposal 2); and

•	FOR ratification of Ernst & Young LLP, as independent registered public accounting firm of the Company (Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Changing Your Vote

A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including by telephone or over the Internet), or by voting in person at the meeting.

Quorum

The presence, in person or by proxy, of the stockholders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

Assuming a quorum is present:

Directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

The proposal to increase the number of shares that may be issued under the Company’s 2006 Plan requires an affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

The proposal to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm of the Company, requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Effect of Abstentions

If you vote “abstain” (rather than vote “for” or “against”) with respect to a proposal, your shares will count as present for purposes of determining whether a quorum is present but not for the purposes of determining the number of votes cast with respect to a particular proposal.

Effect of Broker Non-Votes

If any broker non-votes occur at the meeting with respect to your shares, the broker non-votes will count for purposes of determining whether a quorum is present but not for purposes of determining the number of votes cast with respect to a particular proposal. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Brokers have discretionary voting power under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items such as the election of directors and the ratification of the appointment of the independent registered public accounting firm (Proposals 1 and 3) and, accordingly, your shares may be voted by your broker on Proposals 1 and 3 in the absence of instructions to the Company.

Cost of Solicitation of Proxies

Proxies are being solicited by the Company’s Board of Directors. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and the accompanying Annual Report, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph.

In addition, Okapi Partners has been retained by the Company to assist in the solicitation of proxies. The Company has agreed to pay Okapi Partners $7,500 and to reimburse Okapi Partners for its reasonable out-of-pocket expenses and variable fees in connection with such services. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

Where You Can Find More Information

If you have any questions concerning this proxy statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

Okapi Partners, LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Shareholders Call Toll Free: (877) 279-2311
Banks and Brokers Call Collect: (212) 297-0720

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors has nominated for election to the Board of Directors the eight persons named below to serve until the next annual meeting of stockholders or until their successors have been elected and qualified.

The number of directors who currently serve on the Board of Directors is eight. Each of the current directors has been nominated for, and has agreed to stand for, re-election. The Board of Directors may fill any current or future vacancy upon identification of a qualified candidate.

The Board of Directors recommends that you vote in favor of the election of each of the nominees named below as directors of the Company to serve until the next annual meeting of stockholders, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unavailable to serve before the election, the shares represented by valid proxies will be voted in favor of the remaining nominees unless the Board of Directors nominates a substitute, in which case the proxies may be voted for the substitute.

The name, age, business experience and certain other information regarding each of the nominees for director are set forth on the following pages.

			Director
Director Nominee	Age	Position with the Company	Since

David E. Hershberg	72	Chairman and Chief Executive Officer	1994
Keith A. Hall	40	President and Chief Operating Officer	2009
Richard E. Caruso	63	Director(1)(2)(3)(5)	2000
Harry L. Hutcherson, Jr.	67	Director(1)(4)(5)	2003
Brian T. Maloney	55	Director(1)(2)(3)(4)(5)	2002
Jack A. Shaw	70	Director(2)(3)(4)(5)	2004
A. Robert Towbin	74	Director	1997
C. J. Waylan	68	Director(1)(2)(3)(4)(5)	1997

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee

(4)	Member of Strategy Committee

(5)	The Board of Directors has determined, based on written inquiries, that these directors are independent as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules.

David E. Hershberg founded the Company in 1994 and has been its Chief Executive Officer and Chairman of the Board of Directors since its inception. In addition, Mr. Hershberg was President of the Company from September 2008 to June 2009. From 1976 to 1994, Mr. Hershberg was the President of Satellite Transmission Systems, Inc. (“STS”), a provider of satellite ground segment systems and networks, which he founded and which became a subsidiary of California Microwave, Inc. (“CMI”), and is currently part of Narda Satellite Networks, a subsidiary of L3 Communications Corporation. From 1990 to 1994, Mr. Hershberg also served as Group President of the Satellite Communications Group of CMI, where he also had responsibility for EFData, Inc., a manufacturer of satellite communications modems, and for Viasat Technology Corp., a manufacturer of communications systems that specialized in portable and mobile satellite communications equipment. Mr. Hershberg holds a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute, an M.S. in Electrical Engineering from Columbia University and an M.S. in Management Science from Stevens Institute of Technology.

Keith A. Hall was promoted to President and Chief Operating Officer of the Company effective July 1, 2009, and was appointed as a director in July 2009. From June 2008 to June 2009, Mr. Hall served as Senior Vice President and General Manager of Globecomm Network Services, which includes Globecomm Network Services Corporation and Globecomm Services Maryland LLC. From 2003 to June 2008, he served as Vice President and General Manager of Globecomm Network Services Corporation. Mr. Hall served as Senior Director of Project Management of Globecomm Network Services Corporation from 2000 to 2003. From 1996 to 1999, Mr. Hall was employed by Globecomm Systems as a Senior Project Engineer. From 1992 to 1996, Mr. Hall was employed by STS as a Systems Engineer. Mr. Hall holds a B.S.E.E. from Auburn University and an M.B.A. from Dowling College.

Richard E. Caruso has been a senior executive in the telecommunications and consulting industries and currently acts as an advisor to hi-tech companies. Mr. Caruso served as Managing Director, Communications Industry of Tata Consulting Services, an information technology consulting and outsourcing company, during 2008. From 2004 to 2007, Mr. Caruso was Managing Director, Technology, Communications & Media Industries of BearingPoint, Inc., a provider of business consulting, systems integration and managed services. From 2001 to 2003, Mr. Caruso was a Senior Partner at TechLeaders Consulting, LLC, an information technology consulting company. From 1999 to 2001, Mr. Caruso served as President of Hosting Solutions and Storage Networking at Nortel Networks Corporation, a global supplier of networking solutions and services. From 1994 to 1999, Mr. Caruso served as Vice President and General Manager of Global Solutions for IBM’s Communications Sector. From 1983 to 1994, Mr. Caruso held various senior executive positions with Bellcore/Telcordia, including Corporate Vice President of Technology and Industry Markets. Mr. Caruso holds a B.S. in Industrial Engineering from Rutgers University and an M.S. in Industrial Engineering from the New Jersey Institute of Technology.

Harry L. Hutcherson, Jr. has been affiliated with Navigant Consulting, Inc. (formerly, Peterson Consulting) as an independent contract consultant providing financial analytical and business consulting on various large projects since 1992. From 1977 through 1992, Mr. Hutcherson was an audit partner of Arthur Andersen LLP. Mr. Hutcherson is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Greater Washington Society of Certified Public Accountants and the Virginia State Society of Certified Public Accountants. Mr. Hutcherson holds a B.S. in Accounting from the University of Richmond.

Brian T. Maloney has been Chief Executive Officer of Ygomi LLC, a private equity firm, beginning in October 2008. From May 2006 to January 2008, Mr. Maloney was President of Global Industries at Unisys Corporation, a worldwide information technology consulting services and solutions company. Prior to joining Unisys Corporation, Mr. Maloney was an independent consultant in the telecommunications industry from January 2005 to April 2006. From 2002 to September 2004, Mr. Maloney served as Chief Operating Officer for Perot Systems Corporation. From 1978 to 2002, Mr. Maloney held various positions with AT&T, most recently as Senior Vice President of AT&T, and as President and Chief Executive Officer of AT&T Solutions. Mr. Maloney received a B.S. in English from Hunter College and an M.A. in English from Columbia University.

Jack A. Shaw is currently retired. He held various positions at Hughes Electronics Corporation (“Hughes”), from 1998 to December 2003, most recently as its President and Chief Executive Officer and as a member of its board of directors. From 1998 to 2001, Mr. Shaw served as Senior Executive Vice President of Hughes. Mr. Shaw is currently a director of Sirius XM Radio Inc. and is a senior member of the Institute of Electrical and Electronics Engineers. Mr. Shaw holds a B.S. in Electrical Engineering from Purdue University.

A. Robert Towbin has been the Executive Vice President and Managing Director of Stephens Inc. since December 2001. From 2000 to 2001, he was Co-Chairman of C.E. Unterberg, Towbin Co. and from 1995 to 1999 was Senior Managing Director of C.E. Unterberg, Towbin. From 1994 to 1996, Mr. Towbin was President and Chief Executive Officer of the Russian-American Enterprise Fund, a U.S. government-owned investment fund, and later, Vice Chairman of its successor fund, the U.S. Russia Investment Fund. Mr. Towbin was a Managing Director of Lehman Brothers and Co-Head of High Technology Investment Banking from 1987 to 1994. From 1959 to 1987, Mr. Towbin was Vice Chairman and a Director of L.F. Rothschild, Unterberg, Towbin Holdings Inc. and its predecessor companies. Mr. Towbin holds a B.A. from Dartmouth College.

C. J. Waylan acts as an advisor to telecommunication and satellite companies. Dr. Waylan served as Executive Vice President for GTE Mobilnet and President of GTE Spacenet Corporation until his retirement in 1996. From 1996 to 1997, he was Executive Vice President of NextWave Telecom, Inc., a start-up provider of wireless communications and from 1997 to 2006, he was President and Chief Executive Officer of CCI International, NV, a mobile satellite communications company. He holds a B.S. from the University of Kansas as well as an M.S. in Electrical Engineering and a Ph.D. from the Naval Postgraduate School.

The Board of Directors recommends a vote “FOR” each of the eight nominees.

Information About the Board of Directors and Committees

Committees of the Board of Directors.  The Board of Directors currently has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy Committee. Each member of the Audit, Compensation, Nominating and Corporate Governance and Strategy Committees is an independent director as defined in 5605(a)(2) of the NASDAQ Stock Market Rules. The current membership for each is as follows:

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee	Strategy Committee

Harry L. Hutcherson Jr. (Chairperson)	Richard E. Caruso (Chairperson)	Brian T. Maloney (Chairperson)	C. J. Waylan (Chairperson)
Richard E. Caruso	Brian T. Maloney	Richard E. Caruso	Harry L. Hutcherson
Brian T. Maloney	Jack A. Shaw	Jack A. Shaw	Brian T. Maloney
C. J. Waylan	C. J. Waylan	C. J. Waylan	Jack A. Shaw

Audit Committee.  The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company. The Audit Committee also serves as the Board of Directors’ Qualified Legal Compliance Committee within the meaning of Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Board of Directors has determined that Mr. Hutcherson is qualified as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The

Board of Directors has determined that Mr. Hutcherson is independent, as defined in 5605(a)(2) of the NASDAQ Stock Market Rules. The Audit Committee held seven meetings during fiscal 2009.

Compensation Committee.  The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers and directors of the Company. The Compensation Committee also administers various incentive compensation and stock and benefit plans, including awards to directors and executive officers. The Compensation Committee held two meetings during fiscal 2009.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for searching for, and recommending to, the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Directors’ effectiveness and developing and implementing the Company’s corporate governance procedures and policies. The Nominating and Corporate Governance Committee held four meetings during fiscal 2009.

In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. The Board of Directors is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Directors’ ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board of Directors and whom the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors.

If there are positions on the Board of Directors for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management of the Company. The Nominating and Corporate Governance Committee may also engage a search firm to assist in the identification of qualified candidates.

The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board of Directors and may, if deemed helpful, conduct interviews of proposed candidates. The Nominating and Corporate Governance Committee requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Nominating and Corporate Governance Committee will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee requires that all candidates have no interests that materially conflict with those of the Company and its stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board of Directors. The Company also requires that a majority of its directors be independent, that at least three of the directors have the financial literacy necessary for service on the Audit Committee and that at least one of these directors qualifies as an audit committee financial expert in accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”) and NASDAQ.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board of Directors if such recommendations are received in writing by the Nominating and Corporate Governance Committee by the due date for stockholder proposals as indicated in the Company’s proxy statement for the previous fiscal year. Such candidates will be considered using the same criteria as for other candidates, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. A stockholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications in writing by July 23, 2010 to the Nominating and Corporate Governance Committee at the following address: Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788, Attention: Nominating and Corporate Governance Committee.

Strategy Committee.  In fiscal 2009, the Board of Directors deemed it important and in the best interest of the Company to form a Strategy Committee to evaluate the Company’s proposed acquisitions and any proposals made by third parties regarding strategic transactions relating to the Company. The Strategy Committee held five meetings during fiscal 2009, and its membership consisted of Messrs. Hutcherson, Maloney and Shaw and Dr. Waylan.

Committee Charters.  The Company’s Board of Directors has adopted charters for the Audit, Compensation and Nominating and Corporate Governance Committees. Each committee reviews its charter for adequacy on an annual basis. These charters are available on the Company’s website at www.globecommsystems.com under Governance. To access, choose the Investor tab, then select Governance from the drop down list under General Information.

Compensation Committee Interlocks and Insider Participation.  None of the individuals on the Compensation Committee has ever been an officer or employee of the Company nor have they had any relationship with the Company that requires disclosure in this Proxy Statement. In addition, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers serves as director or member of the Compensation Committee of the Company.

Communications with the Board of Directors.  Stockholders and other interested parties may communicate with the Board of Directors, the non-management directors as a group, any committee of the Board of Directors or any individual member of the Board of Directors, including the Chairperson of the Nominating and Corporate Governance Committee, by either writing the Company’s Corporate Secretary at 45 Oser Avenue, Hauppauge, New York 11788 or electronically mailing the Company’s Corporate Secretary at pjohnson@globecommsystems.com. All communications will be reviewed by the Company’s Corporate Secretary, who will then forward such communications or a summary thereof to the appropriate director(s). Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairperson of the Audit Committee.

Attendance at Board of Director and Committee Meetings.  During fiscal 2009, the Board of Directors held four regular meetings and one meeting of the independent directors. Directors are expected to attend all scheduled Board of Directors and committee meetings and in no event less than 75% of such meetings annually. In fiscal 2009, all directors attended 75% or more of the (i) meetings of the Board of Directors and (ii) meetings of the Board of Directors committees on which they served. The independent directors are required to have at least one regularly scheduled meeting a year without management present; in fiscal 2009 the independent directors held one meeting. All of the directors attended the Company’s 2008 annual meeting of stockholders.

Code of Ethics and Business Conduct.  The Company has adopted a Code of Ethics and Business Conduct, which applies to all employees of the Company, including its principal executive officer, principal financial officer and controller. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at www.globecommsystems.com under the Investor tab; select General Information from the drop down list and then choose Governance. The Company will disclose on its website at www.globecommsystems.com, in accordance with all applicable laws and regulations, amendments to, or waivers from, the Code of Ethics and Business Conduct.

Directors’ Compensation

The compensation program for non-employee directors consists of cash retainers, committee fees, meeting fees and stock option awards.

From July 1, 2008 through June 30, 2009, those fees consisted of the following:

•	Retainer per director for service on the Board of Directors: $35,500 per year ($750 is paid per meeting for any meetings in addition to scheduled quarterly meetings);

•	Audit Committee member: $9,000 per year;

•	Audit Committee Chairperson: $16,000 per year;

•	Compensation Committee member: $3,500 per year;

•	Compensation Committee Chairperson: $5,000 per year;

•	Nominating and Corporate Governance Committee member: $2,500 per year;

•	Nominating and Corporate Governance Committee Chairperson: $5,000 per year;

•	Strategy Committee member: $2,500 per year; and

•	Strategy Committee Chairperson: $5,000 per year.

These non-employee directors are also reimbursed for certain expenses incurred in connection with attendance at meetings of the Board of Directors. Directors who are also employees of the Company do not receive any compensation for their service as directors.

During fiscal 2009, Messrs. Caruso, Hutcherson, Maloney, Shaw and Towbin and Dr. Waylan were each granted a fully vested option to purchase 5,000 shares of Common Stock for their service on the Board of Directors pursuant to the Automatic Option Grant Program of the Company’s 2006 Stock Incentive Plan (the “2006 Plan”).

As plan administrator of the 2006 Plan, the Compensation Committee may, in its discretion, grant options from time to time to non-employee members of the Board of Directors under the discretionary option grant component of the 2006 Plan, in addition to the automatic option grants provided in the 2006 Plan. The basis for such grants is the Compensation Committee’s assessment of each Board of Directors’ member’s specific contributions to the Company during the course of the year. The circumstances and amounts of such grants may vary based on the Compensation Committee’s assessment. During fiscal 2009, no discretionary options were granted to non-employee directors.

Directors’ Compensation in Fiscal 2009

	Fees
	Earned
	or Paid	Option
	in Cash(1)	Awards(2)	Total
Name of Director	($)	($)	($)
(a)	(b)	(c)	(d)

David E. Hershberg(3)	—	—	—
Richard E. Caruso	55,750	9,078	64,828
Harry L. Hutcherson, Jr.	56,500	9,078	65,578
Brian T. Maloney	57,250	9,078	66,328
Jack A. Shaw	46,500	9,078	55,578
A. Robert Towbin	39,875	9,078	48,953
C. J. Waylan	56,750	9,078	65,828

(1)	Reflects cash retainers, committee fees and meeting fees earned by non-employee directors for services provided during fiscal 2009. The director fees are paid on a quarterly basis. The current fees were adopted effective October 1, 2007, with the exception of the fees for the Strategy Committee, which were established during fiscal 2009. The table below shows a breakdown of the fees for fiscal 2009.

(2)	Reflects the compensation cost recognized for financial statement reporting purposes in fiscal 2009 for each non-employee director’s option grants of 5,000 shares of Common Stock under our Automatic Option Grant Program of the 2006 Plan. The cost was computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments” (“SFAS 123R”), which is based on the fair value of the award at the time of grant using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2009.

(3)	Is an employee director and, therefore, does not receive compensation for service of the Board of Directors.

The following table details the cash retainers, committee fees and meeting fees earned by non-employee directors for services provided during fiscal 2009:

				Nominating
	Board of	Audit	Compensation	and Corporate	Strategy
	Director	Committee	Committee	Governance	Committee
	Fee(a)	Fee	Fee	Fee	Fee(b)	Total
Name of Director	($)	($)	($)	($)	($)	($)

Richard E. Caruso	39,250	9,000	5,000	2,500	—	55,750
Harry L. Hutcherson, Jr.	39,250	16,000	—	—	1,250	56,500
Brian T. Maloney	38,500	9,000	3,500	5,000	1,250	57,250
Jack A. Shaw	39,250	—	3,500	2,500	1,250	46,500
A. Robert Towbin	39,250	—	—	—	625	39,875
C. J. Waylan	39,250	9,000	3,500	2,500	2,500	56,750

(a)	There were five telephonic board meetings in addition to the regularly scheduled quarterly board meetings for which $750 was paid to each director for each meeting, except Mr. Maloney missed one telephonic meeting.

(b)	The Strategy Committee met five times and included Dr. Waylan and Messrs. Hutcherson, Maloney and Shaw, and Mr. Towbin attended one meeting at the request of the Strategy Committee.

The table below shows the aggregate number of stock options and restricted stock held by non-employee directors as of June 30, 2009.

	Stock Options(1)	Restricted Stock
Name of Director	(in shares)	(in shares)
Richard E. Caruso	30,000	—
Harry L. Hutcherson, Jr.	40,000	—
Brian T. Maloney	52,045	—
Jack A. Shaw	40,000	—
A. Robert Towbin	35,000	—
C. J. Waylan	65,000	—

(1)	Each of our non-employee directors is granted under our Automatic Option Grant Program of the 2006 Plan a fully vested option to purchase 5,000 shares of Common Stock of the Company on the date of each annual meeting of stockholders at which such director is re-elected to the Board of Directors.

SECURITY OWNERSHIP

The following table sets forth certain information, as of September 30, 2009, with respect to the beneficial ownership of shares of the Company’s Common Stock of (i) all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director, nominee for director and the Company’s Named Executive Officers (the latter referring to the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly paid executive officers) and (iii) all current directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares of Common Stock.

	Number of Shares		Percentage
	of Common Stock		of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)		Outstanding

Brown Advisory Securities LLC 901 South Bond Street, Suite 400 Baltimore, MD 21231-3340	1,498,652		7.18%
Royce and Associates LLC 745 Fifth Avenue New York, NY 10151-0099	1,226,070		5.88%
Dimensional Fund Advisors 6300 Bee Cave Road Austin, TX 78746-5149	1,096,746		5.26%
David E. Hershberg	851,578	(3)	4.04%
Andrew C. Melfi	170,610	(4)	*
C. J. Waylan	70,000	(5)	*
Thomas C. Coyle	69,066	(6)	*
Keith A. Hall	68,894	(7)	*
Brian T. Maloney	52,045	(8)	*
A. Robert Towbin	41,590	(9)	*
Harry L. Hutcherson, Jr.	40,000	(10)	*
Jack A. Shaw	40,000	(10)	*
Richard E. Caruso	30,000	(11)	*
William Raney, Jr.	28,665		*
All current directors and executive officers as a group (14 persons)	1,651,535	(12)	7.56%

*	Represents less than 1%.

(1)	Except as otherwise indicated, (i) the stockholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them and (ii) the address of all stockholders listed in the table is c/o Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788.

(2)	The number of shares of Common Stock outstanding as of September 30, 2009 was 20,866,456. Amounts shown for each stockholder include (i) all restricted and unrestricted shares of Common Stock owned by each stockholder and (ii) shares of Common Stock underlying options exercisable within 60 days of September 30, 2009, with the exception of Brown Advisory Securities LLC, which is based on the latest Schedule 13F (reported holdings as of June 30, 2009), filed with the SEC on August 14, 2009; Royce and Associates LLC, which is based on the latest Schedule 13F (reported holdings as of June 30, 2009), filed with the SEC on August 4, 2009; and Dimensional Fund Advisors, which is based on the latest Schedule 13F (reported holdings as of June 30, 2009), filed with the SEC on August 10, 2009.

(3)	Includes 171,000 shares of Common Stock held by Deerhill Associates, a family partnership of which Mr. Hershberg is Managing General Partner. Mr. Hershberg disclaims beneficial ownership of the shares held by Deerhill Associates except to the extent of his proportionate pecuniary interest therein. Includes 143,266 shares of Common Stock issuable upon the exercise of stock options.

(4)	Includes 113,694 shares of Common Stock issuable upon the exercise of stock options.

(5)	Includes 65,000 shares of Common Stock issuable upon the exercise of stock options.

(6)	Includes 22,000 shares of Common Stock issuable upon the exercise of stock options.

(7)	Includes 24,080 shares of Common Stock issuable upon the exercise of stock options.

(8)	Includes 52,045 shares of Common Stock issuable upon the exercise of stock options.

(9)	Includes 35,000 shares of Common Stock issuable upon the exercise of stock options.

(10)	Includes 40,000 shares of Common Stock issuable upon the exercise of stock options.

(11)	Includes 30,000 shares of Common Stock issuable upon the exercise of stock options.

(12)	See Notes (3) through (11) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors, certain officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the NASDAQ MarketWatch Surveillance Department. Specific due dates for these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 2009. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company and written representations made by the Company’s officers and directors, the Company believes that during the fiscal year ended June 30, 2009, all filing requirements under Section 16(a) applicable to its officers and directors were complied with on a timely basis, except that Mr. Raney did not timely file one Form 4, with respect to a single transaction.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Richard E. Caruso (Chairperson)
Brian T. Maloney
Jack A. Shaw
C.J. Waylan

Executive Officers Who Are Not Directors

Following are the Company’s executive officers who are not also directors:

Andrew C. Melfi, 56, has served as Senior Vice President since March 2009, as Treasurer since September 1997 and as Chief Financial Officer since joining the Company in January 1996. From September 1997 to February 2009, Mr. Melfi served as Vice President. From 1982 to 1995, he was the Controller of STS. Mr. Melfi holds an M.B.A. and a B.B.A. in Accounting from Dowling College.

William Raney, Jr., 48, has served as Senior Vice President, Corporate Office since July 1, 2009. From June 2008 to June 2009, he served as Senior Vice President, Sales and Marketing, of the Company. Prior to that time, he served as Vice President and General Manager of Globecomm Services Maryland LLC since the acquisition of the GlobalSat business in May 2007. From 1995 to April 2007, he was employed by Lyman Bros., Inc., most recently as Chief Operating Officer of Lyman Bros., Inc. and President of GlobalSat. Prior to joining Lyman Bros., Inc. he was employed by Exxon Company USA from 1984 to 1995, where he held the position of telecommunications coordinator.

Thomas C. Coyle, 60, has served as Senior Vice President and General Manager of Globecomm Systems since June 2008, and prior to that time, he served as Vice President and General Manager from 2003 to 2008. From 2001 to 2003, he served as Vice President of Managed Networks of Globecomm Systems, and from 1999 to 2001, as Senior Director of Engineering of Globecomm Systems. From 1994 to 1998, he was Director of Systems Programs for STS. Prior to joining STS, he was employed by Norden Systems, a division of United Technologies Corp. from 1972 to 1993, where he held positions as a Radar Systems Design Engineer, Engineering Manager and Program Manager. Mr. Coyle holds a B.S.E.E. from Hofstra University.

Paul J. Johnson, 54, has served as Senior Vice President, Customer Relations and Contracts since November 2004. Prior to that time, he served as Vice President of Contracts since joining the Company in October 1996. He has served as Corporate Secretary since 1998. From 1991 to 1996, he was Director of Contracts for STS. Mr. Johnson holds a B.B.A. from St. Bonaventure University.

Stephen C. Yablonski, 62, has served as Senior Vice President and Chief Technology Officer since June 2008. From January 2003 to June 2008, he held the position of Senior Vice President Sales, Marketing and Product Development. From November 1999 to December 2002, he held the position of General Manager. Prior to that time, he served as Vice President since joining the Company in June 1995. Mr. Yablonski served as a director of the Company from June 1995 to November 2004, at which time he decided not to stand for re-election. From 1988 to 1995, he was employed by STS, most recently as Vice President of the Commercial Systems and Networks Division. Prior to his employment at STS, he was Vice President of Engineering at Argo Communications, a telecommunications services provider. Mr. Yablonski holds a B.S. in Electrical Engineering from Brown University and an M.S. in Electrical Engineering from the University of Pennsylvania.

Paul Eterno, 54, has served as Vice President of Human Resources of the Company since November 1999, and served as Senior Director of Human Resources from 1998 to 1999. From 1997 to 1998, Mr. Eterno served as a consultant to the Company. From 1995 to 1997, he served as Senior Vice President of Human Resources for US Computer Group, a turnkey provider of computer service maintenance and products. Prior to that, he served most recently as Senior Director of Human Resources at STS, where he was employed from 1983 to 1995. Mr. Eterno holds a B.S. in Management from the New York Institute of Technology and an M.B.A. in Executive Management from St. John’s University.

Named Executive Officers

Messrs. Hershberg, Hall, Melfi, Raney and Coyle constituted the Company’s Named Executive Officers for the fiscal year ended June 30, 2009.

Oversight and Objectives of the Executive Compensation Program

As stated in the Compensation Committee’s charter, its purpose is (i) to assist the Board of Directors in carrying out its responsibilities regarding compensation of the Company’s executive officers and directors, (ii) to evaluate the performance of the Company’s executive officers and (iii) to administer the Company’s stock and incentive compensation plans and recommend changes in such plans, as needed, to the Board of Directors.

At June 30, 2009, Globecomm had eight executive officers (Messrs. Hershberg, Hall, Melfi, Raney, Coyle, Johnson, Yablonski and Eterno), and these individuals had a broad array of responsibilities and authority within the Company. The five individuals (Messrs. Hershberg, Hall, Melfi, Raney and Coyle) identified in the Summary Compensation Table below, including the Chief Executive Officer and the Chief Financial Officer, are collectively referred to in this Proxy Statement as the “Named Executive Officers.”

The Compensation Committee has the authority to retain compensation consultants, outside counsel and/or other advisors to provide independent advice and assistance in connection with the execution of its responsibilities. It also has the authority to obtain advice and assistance from internal and external legal, human resource or other advisors. The Compensation Committee works directly with our Vice President of Human Resources on the compensation program and receives recommendations from the Chief Executive Officer on compensation for other executive officers.

The objectives of our executive compensation program are to attract and retain executive talent, to foster excellent performance by executives whose contributions drive the success of the Company and to create value for shareholders. Our program is structured to provide a compensation package that pays better than the market median for superior performance, offers rewards to executives based on Company and individual performance and aligns the interests of management and stockholders through incentives that encourage annual and long-term results.

For the last several years, the Compensation Committee had utilized the Radford Executive Survey Report (the “Radford Survey”), which is produced by Aon Consulting, Inc., to assist in the evaluation of Globecomm’s executive compensation program and to help determine the compensation to be paid to executives. The Radford Survey provides data, by position, for base salary and for cash and equity incentives reported by participating companies. Historically, the Company had relied on the Radford Survey primarily for benchmarking compensation information. The Radford Survey was generally relied upon because it is a recognized leader for market data in the executive compensation field. In fact, the Compensation Committee had used the Radford Survey in the past and found it to produce reliable data. Furthermore, the Compensation Committee believes that the companies it studies, given their similarities to Globecomm, provide the most meaningful competition to the Company for talent.

For determination of executive compensation for fiscal year 2008, the Compensation Committee reviewed the Radford Survey’s report, which summarized compensation data (available as of July 1, 2007) from approximately 700 companies in the telecommunications products and services industry. The Radford Survey considered the following variables in processing the survey for the Company: (i) type of industry (telecommunications products and services); (ii) annual revenues ($100 million to $200 million); (iii) geographic region (the northeast portion of the United States); and (iv) job description. The Committee targeted compensation levels using the 75th percentile of the Radford Survey as a benchmark.

Benchmarking

Based on a recommendation from the Chief Executive Officer of the Company, and in light of the then current economic conditions of the Company, its industry and the global recession, as well as the Company’s fiscal 2009 business plan, the Compensation Committee determined that it was in the best interest of the Company not to grant base salary increases to the Company’s executive officers for fiscal 2009. Therefore, the Compensation Committee did not review the Radford Survey or any other benchmarking resources for fiscal 2009. The Compensation Committee plans to use benchmarking resources, including the Radford Survey, for setting 2010 fiscal year base salary levels.

Components of the Compensation Program

The principal components of the Company’s compensation program consist of (i) base salaries, (ii) annual performance-based bonuses and (iii) long-term equity awards.

The Compensation Committee reviews the compensation of the Company’s executives on an annual basis, taking into account such factors as competitive compensation levels, the executive’s responsibilities, experience and contributions, and the Company’s performance. The Compensation Committee believes that a substantial portion of executive officer compensation should be tied to short-term and long-term Company performance. The Compensation Committee periodically reviews the Company’s overall executive compensation program against competitive practices and trends, and generally reviews and analyzes the Radford Survey marketplace data and other available information for comparable companies. A significant percentage of executive compensation is normally designed to be performance-based and varies from year to year based on corporate and individual performance.

Base Salary

The Company has an employment agreement with each of its executive officers that establishes a minimum base salary for the executive. Except in the case of the salary freeze in fiscal 2009, the salary levels are reviewed on an annual basis to ensure that they are appropriate in comparison to other companies within the industry. The salary levels are also reviewed on an annual basis in light of each individual’s responsibilities, contributions and performance. Executives are eligible for merit increases to base salary on an annual basis.

The Compensation Committee did not approve salary increases for the Named Executive Officers in fiscal 2009 based on a recommendation from the Chief Executive Officer of the Company, and in light of the Company’s fiscal 2009 business plan, as well as the then current economic conditions of the Company, its industry and the global recession. The base salary for each of the Named Executive Officers for fiscal 2009 was as follows:

Named Executive Officer	Base Salary(1)

David E. Hershberg	$475,000
Keith A. Hall	260,000
Andrew C. Melfi	295,000
Thomas C. Coyle	260,000
William Raney, Jr.	250,000

(1)	Mr. Hall was promoted to the Company’s President and Chief Operating Officer as of July 1, 2009. Accordingly, Mr. Hall’s base salary increased $40,000 to $300,000 per year commencing July 1, 2009. This increase, granted in light of Mr. Hall’s new role in the Company and an attendant increase in his responsibilities within the Company, was approved by the Compensation Committee and is pursuant to his employment agreement.

Annual Incentives

In years prior to fiscal 2009, the Company’s executive officers, with the exception of Mr. Raney (whose incentives are detailed below) were generally eligible to receive annual cash bonuses under the Company’s Pay For Performance Plan (the “PFPP”), which provides bonus opportunities based on the Company’s overall performance relative to financial targets approved for a given fiscal year. If the financial performance targets are met or exceeded, participants are eligible to receive cash bonuses based on a pre-established target percentage of their base salaries, which, for fiscal 2008, ranged from 25% of base salary to 50% of base salary for meeting a predetermined performance target and included an additional bonus of up to 37.5% of base salary to 75% of base salary for exceeding the target. A bonus was also possible if the target performance level was not met, so long as the Company’s financial performance exceeded a threshold amount. The maximum bonus under the PFPP for fiscal 2008, which the Named Executive Officers could achieve, ranged from a maximum bonus of 50% of base salary to a maximum bonus of 125% of base salary, depending upon the Named Executive Officer’s position, set forth in the table below.

The Named Executive Officers had the following bonus opportunities under the PFPP for fiscal 2008:

	Target Bonus	Additional Bonus	Maximum Bonus
	Opportunity	Opportunity	Opportunity
Named Executive Officer	(as a % of Base Salary)	(as a % of Base Salary)	(as a % of Base Salary)

David E. Hershberg	50%	75%	125%
Andrew C. Melfi	33%	49.5%	82.5%
Keith A. Hall	25%	25%	50%

The Compensation Committee determined that awards under the 2008 fiscal year PFPP would be based on two elements: an annual plan for revenues (the “Revenue Plan”) and an annual plan for operating income (the “Operating Income Plan”). Awards would be based 25% on achieving the Revenue Plan and 75% on achieving the Operating Income Plan. The Compensation Committee believes that the executive officers should be evaluated on both the Revenue Plan and the Operating Income Plan, as these individuals are key to the long-term growth plans for the Company. A key reason for using an Operating Income Plan instead of a net income plan (which the 2007 fiscal year PFPP was based) was that the Operating Income

Plan excludes interest income and expense. Interest income and expense could be associated with acquisitions and equity offerings, and therefore, they should not be factored into the incentive awards.

For fiscal year 2008, the criteria for the Named Executive Officers to achieve a baseline award under the PFPP included a Revenue Plan of $198.9 million and an Operating Income Plan of $12.5 million, in each case for the consolidated Company. Should the Company achieve at least $189 million of revenues or $8.75 million of operating income for the consolidated Company, but less than the Revenue Plan or the Operating Income Plan, as the case may be, the PFPP award for each Named Executive Officer would be pro-rated. If the Company achieved less than $189 million of revenues or $8.75 million of operating income for the consolidated Company, no award would be earned with respect to that element of the PFPP, unless the Compensation Committee agrees to special compensation for an individual or individuals in recognition of special efforts on behalf of the Company. The actual revenue was $196.5 million and actual operating income was $13.4 million for fiscal 2008, which resulted in 100% of the target bonus and approximately 27% of the additional bonus opportunity.

In fiscal year 2009, based on a recommendation from the Chief Executive Officer of the Company, the Company’s fiscal 2009 business plan, the anticipated results of operations for the Company, the downturn in the overall industry and the global economic recession, the Company suspended the PFPP.

The annual incentive for Mr. Raney was set when the Company acquired the assets and business of GlobalSat LLC (“GlobalSat”) in April 2007. Mr. Raney was the President of GlobalSat prior to the acquisition. In order to provide Mr. Raney with incentive to remain with the Company following the acquisition, the Company entered into an employment agreement with him under which Mr. Raney had the opportunity to earn annual bonuses of $333,333 (prorated for 2007) with respect to each of calendar years 2007-2009 in the event that the GlobalSat business contributed a certain amount of net income before interest income, interest expense, provision for income taxes, depreciation and amortization expense, or EBITDA (the “Base Target”) to the Company’s consolidated results for the year. If EBITDA performance exceeded the Base Target in any of the years, Mr. Raney would receive an additional bonus equal to 20% of the incremental amount over and above the Base Target. If EBITDA performance fell short of the Base Target in any year, Mr. Raney’s bonus would be reduced by 20% of the total amount below the Base Target. If EBITDA performance were to fall short of the Base Target by greater than 50%, no bonus would be awarded for such year. For the calendar year 2007, Mr. Raney was awarded a bonus of $477,937, of which $55,500 was accrued in the Company’s fiscal year ended June 30, 2007 and $422,437 was accrued in the Company’s fiscal year ended June 30, 2008. A partial bonus of $184,044 was accrued in the Company’s fiscal year ended June 30, 2008 with respect to the bonus attributable to calendar year 2008. The total bonus earned in fiscal year ended June 30, 2008 was $606,484.

Mr. Raney’s employment agreement was amended as of April 1, 2008, under which the bonus structure described above was superseded as of July 1, 2008, due to his then new position as the Company’s Senior Vice President of Sales and Marketing. On July 1, 2008, Mr. Raney was granted 15,000 restricted shares pursuant to his employment agreement, approved by the Compensation Committee. The bonus arrangement commencing as of July 1, 2008 was as follows:

For each of the Company’s fiscal years ending June 30, 2009 and June 30, 2010, Mr. Raney would receive a major account revenue bonus equal to (i) $200,000 if the aggregate revenues recognized by the Company from certain customers equal or exceed 80% of a certain revenue threshold; (ii) $250,000 if the aggregate revenues recognized by the Company from these customers equal or exceed the revenue threshold and (iii) 3% of the aggregate revenues recognized by these customers in excess of the revenue threshold. In addition, for each of these fiscal years, Mr. Raney would receive a bookings bonus equal to either 30% or 35% of his base salary in each of such fiscal years, to the extent that total bookings exceed the thresholds approved by the Company’s board of directors. If total bookings exceeded the threshold but were less than 130% of the threshold, the bookings bonus would equal 30% of Mr. Raney’s salary and if total bookings equaled or exceeded the threshold by 30% or more, the bookings bonus would equal 35% of Mr. Raney’s salary. If in either fiscal year total bookings were less than, but at least equal to, 70% of the threshold, Mr. Raney would receive a reduced bookings bonus equal to (1) 30% of such year’s salary multiplied by (2) a fraction, the numerator of which will equal the excess of total bookings over 70% of threshold and the denominator of which will be 70% of threshold. In addition Mr. Raney may receive up to an additional 10,000 restricted shares each year if bookings targets for the Company’s subsidiary Cachendo LLC are reached in the year ending June 30, 2010. As a result, Mr. Raney received an annual incentive cash bonus of $360,231 for fiscal 2009.

Mr. Raney’s employment agreement was further amended on April 1, 2009, effective as of July 1, 2009 based on his new position as the Company’s Senior Vice President of Corporate Office. Based on a determination that it was in the best interests of the Company to extend Mr. Raney’s employment period in view of his success in generating services business from government-related entities, pursuant to this amendment, Mr. Raney’s employment agreement term was extended to June 30, 2012, annual bonuses for fiscal years ending June 30, 2011 and June 30, 2012 will be at the discretion of the Company, and the Company will grant to Mr. Raney 25,000 restricted shares as soon as practicable following the 2009 Annual Meeting of Stockholders, subject to the approval by the Company’s stockholders of an increase in the authorized number of shares subject to the 2006 Plan.

Long-Term Incentive Compensation

The Company’s executive officers may receive long-term incentive awards, such as stock options and restricted stock that link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage career service. Currently, there is no formal long-term incentive plan in place.

Based on the annual review process, recent acquisitions and in order to better align their interest with those of the Company’s stockholders, the Compensation Committee approved restricted stock grants to Named Executive Officers in fiscal 2009 as follows:

Named Executive Officer	Shares Granted

David E. Hershberg	75,000
Keith A. Hall	50,500
Andrew C. Melfi	28,000
Thomas C. Coyle	48,500

On July 1, 2008, Mr. Raney was granted 15,000 restricted shares (subject to a three-year vesting schedule) pursuant to his employment agreement approved by the Compensation Committee.

The shares of restricted stock granted in fiscal 2009 are subject to either a three or two-year vesting schedule.

Retirement Plans

Executive officers participate in our 401(k) retirement plan under the same rules that apply to other employees, and they may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service (maximum contributions of $16,500 for 2009 plus the make-up supplements permitted for those aged 50 and up). The Company makes a matching contribution equal to the discretionary percentage of a participating executive officer not to exceed 4% of the executive officer’s compensation (effective January 1, 2009, the Company changed the matching contribution to maximum of 4% of their compensation not to exceed $2,500 per employee per calendar year). Based on the Board of Directors’ assessment of the Company’s performance for fiscal 2009, the Board of Directors approved the matching contribution.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Fiscal Year 2009

The table below shows the compensation, for the past three completed fiscal years, of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers who were serving as executive officers on June 30, 2009. These five individuals are the Named Executive Officers for fiscal 2009.

				Non-Equity
				Incentive
			Stock	Plan	All Other
		Salary	Awards(2)	Compensation	Compensation(1)	Total
	Year	($)	($)	($)	($)	($)
Name and Principal Position(a)	(b)	(c)	(d)	(e)	(f)	(g)

David E. Hershberg Chairman and Chief Executive Officer	2009	475,000	199,461	—	34,700	709,161
	2008	469,580	31,373	172,000	39,000	711,953
	2007	422,124	—	424,600	38,800	885,524
Keith A. Hall President and Chief Operating Officer(3)	2009	273,418	123,859	—	10,700	407,977
	2008	223,377	18,730	82,000	15,000	339,107
Andrew C. Melfi Senior Vice President, Chief Financial Officer and Treasurer	2009	296,135	216,052	—	10,700	522,887
	2008	285,816	39,791	70,000	15,000	410,607
	2007	250,462	—	170,890	14,800	436,152
William Raney, Jr. Senior Vice President, Corporate Office(3)	2009	248,077	86,989	360,231	10,700	705,997
	2008	195,123	53,046	606,484	11,298	865,951
Thomas C. Coyle Senior Vice President, General Manager of Globecomm Systems(4)	2009	258,782	119,633	—	10,700	389,115

(1)	The amounts indicated as “All Other Compensation” include the following:

(a)	employer contributions to 401(k) retirement plan of $9,200, $9,000 and $8,800 in fiscal years 2009, 2008 and 2007, respectively, for each Named Executive Officer with the exception of Mr. Raney, whose employer contribution was $5,298 in fiscal year 2008;

(b)	car allowance of $1,500 in fiscal 2009 for each Named Executive Officer;

(c)	reimbursement for tax services provided to Mr. Hershberg of $2,500 pursuant to the terms of his employment agreement; and

(d)	cost of the life insurance provided to Mr. Hershberg of $21,500 pursuant to the terms of his employment agreement.

(2)	This number reflects the compensation cost recognized by the Company for financial statement reporting purposes in fiscal 2009 and 2008 for grants of restricted stock, disregarding an estimate of forfeitures related to service-based vesting conditions. The cost was computed in accordance with SFAS 123R. The fair value of the award was determined by multiplying the number of shares subject to the award by the closing price of our Common Stock on the grant date and then dividing that number by the vesting period, times the number of days that vested in fiscal 2009 and 2008. The terms include a three and two-year vesting schedule.

(3)	Data for fiscal year 2007 not included, since individual was not a Named Executive Officer at that time.

(4)	Data for fiscal years 2008 and 2007 not included, since individual was not a Named Executive Officer at that time.

Grants of Plan-Based Awards for Fiscal Year 2009

The table below provides information regarding the stock options and restricted stock granted to the Named Executive Officers during fiscal 2009.

								All Other	All Other		Grant
								Stock	Option		Date Fair
								Awards:	Awards:	Exercise	Value of
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Stock
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards (1)
Name Executive	Date	($)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Officer(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

David E. Hershberg	9/12/2008	—	—	—	—	—	—	25,000	—	—	56,748
	11/28/2008	—	—	—	—	—	—	10,000	—	—	10,181
	3/13/2009	—	—	—	—	—	—	40,000	—	—	84,620
Keith A. Hall	9/12/2008	—	—	—	—	—	—	15,000	—	—	34,049
	11/28/2008	—	—	—	—	—	—	7,500	—	—	7,636
	3/13/2009	—	—	—	—	—	—	28,000	—	—	59,233
Andrew C. Melfi	11/28/2008	—	—	—	—	—	—	5,000	—	—	5,091
	3/13/2009	—	—	—	—	—	—	23,000	—	—	48,660
William Raney, Jr.	7/1/2008	—	—	—	—	—	—	15,000	—	—	41,512
Thomas C. Coyle	9/12/2008	—	—	—	—	—	—	15,000	—	—	34,049
	11/28/2008	—	—	—	—	—	—	7,500	—	—	7,636
	3/13/2009	—	—	—	—	—	—	26,000	—	—	55,077

(1)	This number reflects the compensation cost recognized by us for financial statement reporting purposes in fiscal 2009 for grants of restricted stock, disregarding an estimate of forfeitures related to service-based vesting conditions. The cost was computed in accordance with SFAS 123R. The fair value of the award was determined by multiplying the number of shares subject to the award by the closing price of our Common Stock on the grant date and then dividing that number by the vesting period, times the number of days that vested in fiscal 2009. The terms include a three and two-year vesting schedule, with one-third vesting on each of the first three anniversaries of the date of grant, except for the March 13, 2009 grant that vested one-third on date of grant and one-third vesting on each of the first two anniversaries of the date of grant, respectively with both subject to accelerated vesting in certain circumstances.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information regarding the stock options and restricted stock held by the Named Executive Officers as of June 30, 2009.

		Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number	Market or
				Plan					of	Payout
				Awards:			Number		Unearned	Value of
				Number			of Shares	Market	Shares,	Unearned
		Number of	Number of	of			or Units	Value of	Units or	Shares,
		Securities	Securities	Securities			of Stock	Shares or	Other	Units or
		Underlying	Underlying	Underlying			That	Units of	Rights	Other
		Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That Have	Rights
		Options	Options	Unearned	Exercise	Option	Not	Have Not	Not	That Have
		Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested(1)	Vested	Not Vested
		(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Name(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David E. Hershberg	11/24/2000	60,000	—	—	7.125	11/23/2010	—	—	—	—
	5/25/2001	12,766	—	—	8.260	5/24/2011	—	—	—	—
	11/30/2001	30,000	—	—	4.420	11/29/2011	—	—	—	—
	1/31/2003	8,000	—	—	3.690	1/30/2013	—	—	—	—
	9/26/2003	20,000	—	—	3.350	9/25/2013	—	—	—	—
	1/5/2005	12,500	—	—	6.510	1/4/2015	—	—	—	—
	11/5/2007	—	—	—	—	—	6,667	47,936	—	—
	9/12/2008	—	—	—	—	—	25,000	179,750	—	—
	11/28/2008	—	—	—	—	—	10,000	71,900	—	—
	3/13/2009	—	—	—	—	—	26,667	191,736	—	—

		Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number	Market or
				Plan					of	Payout
				Awards:			Number		Unearned	Value of
				Number			of Shares	Market	Shares,	Unearned
		Number of	Number of	of			or Units	Value of	Units or	Shares,
		Securities	Securities	Securities			of Stock	Shares or	Other	Units or
		Underlying	Underlying	Underlying			That	Units of	Rights	Other
		Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That Have	Rights
		Options	Options	Unearned	Exercise	Option	Not	Have Not	Not	That Have
		Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested(1)	Vested	Not Vested
		(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Name(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Keith A. Hall.............	5/25/2001	852	—	—	8.260	5/24/2011	—	—	—	—
	6/29/2001	15,000	—	—	6.710	6/28/2011	—	—	—	—
	11/30/2001	4,250	—	—	4.420	11/29/2011	—	—	—	—
	1/31/2003	910	—	—	3.690	1/30/2013	—	—	—	—
	9/26/2003	68	—	—	3.350	9/25/2013	—	—	—	—
	1/5/2005	3,000	—	—	6.510	1/4/2015	—	—	—	—
	9/7/2007	—	—	—	—	—	3,334	23,971	—	—
	9/12/2008	—	—	—	—	—	15,000	107,850	—	—
	11/28/2008	—	—	—	—	—	7,500	53,925	—	—
	3/13/2009	—	—	—	—	—	18,667	134,216	—	—
Andrew C. Melfi	11/26/1999	5,000	—	—	21.000	11/25/2009	—	—	—	—
	5/26/2000	7,000	—	—	11.750	5/25/2010	—	—	—	—
	7/28/2000	25,000	—	—	11.500	7/27/2010	—	—	—	—
	8/25/2000	10,000	—	—	10.688	8/24/2010	—	—	—	—
	11/24/2000	10,000	—	—	7.125	11/23/2010	—	—	—	—
	5/25/2001	2,128	—	—	8.260	5/24/2011	—	—	—	—
	9/28/2001	2,834	—	—	5.310	9/27/2011	—	—	—	—
	11/30/2001	1,832	—	—	4.420	11/29/2011	—	—	—	—
	1/31/2003	7,400	—	—	3.690	1/30/2013	—	—	—	—
	9/26/2003	15,000	—	—	3.350	9/25/2013	—	—	—	—
	7/21/2004	20,000	—	—	5.160	7/20/2014	—	—	—	—
	1/5/2005	7,500	—	—	6.510	1/4/2015	—	—	—	—
	11/5/2007	—	—	—	—	—	5,000	35,950	—	—
	5/15/2008	—	—	—	—	—	26,667	191,736	—	—
	11/28/2008	—	—	—	—	—	5,000	35,950	—	—
	3/13/2009	—	—	—	—	—	15,333	110,244	—	—
William Raney, Jr.	5/2/2007	—	—	—	—	—	3,334	23,971	—	—
	7/1/08	—	—	—	—	—	15,000	107,850	—	—
Thomas C. Coyle	8/27/1999	23,000	—	—	9.75	8/26/2009	—	—	—	—
	11/24/2000	4,000	—	—	7.125	11/23/2010	—	—	—	—
	9/28/2001	2,500	—	—	5.310	9/27/2011	—	—	—	—
	11/30/2001	7,500	—	—	4.42	11/29/2011	—	—	—	—
	1/31/2003	5,000	—	—	3.690	1/30/2013	—	—	—	—
	1/5/2005	3,000	—	—	6.510	1/4/2015	—	—	—	—
	9/7/2007	—	—	—	—	—	3,334	23,971	—	—
	9/12/2008	—	—	—	—	—	15,000	107,850	—	—
	11/28/2008	—	—	—	—	—	7,500	53,925	—	—
	3/13/2009	—	—	—	—	—	17,333	124,624	—	—

(1)	The value shown was determined by multiplying the number of shares of restricted stock by the closing price of our Common Stock on June 30, 2009. All shares of restricted stock include a three and two-year vesting schedule, with one-third vesting on each of the first three anniversaries of the date of grant, except for the March 13, 2009 grant that vested one-third on date of grant and one-third vesting on each of the first two anniversaries of the date of grant, respectively with both subject to accelerated vesting in certain circumstances.

Option Exercises and Stock Vested for Fiscal Year 2009

The table below provides information for the Named Executive Officers with respect to stock options exercised and restricted stock awards vested during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise(1)	Vesting	Vesting(2)
Named Executive Officer	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

David E. Hershberg	6,000	34,461	16,666	88,563
Keith A. Hall	—	—	10,999	62,538
Andrew C. Melfi	—	—	23,500	136,771
William Raney, Jr.	—	—	3,333	21,565
Thomas C. Coyle	—	—	10,333	59,288

(1)	The amounts in this column reflect the aggregate dollar amount realized upon the exercise of the options, determined by calculating the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The amounts in this column reflect the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date.

Employment Agreements

The Company entered into employment agreements (the “Executive Agreements”) with Messrs. Hershberg (amended in January 2009) and Melfi (amended in January 2009) in October 2001 and Hall (replaced by a new agreement in July 2009) and Coyle (amended in January 2009) in June 2008. The Executive Agreements continue from year to year, unless terminated earlier by either party by written notice of termination given to the other party. Each Executive Agreement entitles the Named Executive Officer to all employee benefits generally made available to executive officers. In addition, the Company entered into an employment agreement with Mr. Raney (the “Raney Agreement”) in April 2007, which was amended in April 2008 and again in July 2009.

The Executive Agreements and the Raney Agreement specify duties and minimum compensation commitments. The Executive Agreements also provide for severance benefits in certain circumstances and the Executive Agreements and the Raney Agreement also impose restrictive covenants, which relate to, among other things, confidentiality and competition. The Compensation Committee determined that the Executive Agreements and the Raney Agreement are appropriate for the Named Executive Officers. The contracts provide varying benefit levels based on the executive’s responsibilities, and the agreements serve as a retention device for executives who meet these requirements. The Company entered into the Executive Agreements and the Raney Agreement to fully recognize the executives’ contributions, to maintain the continuity of the management team in order to assure continuous, harmonious performance of the Company’s affairs and to provide the executives with an incentive to remain with the Company.

Under the Executive Agreements and the Raney Agreement, as of June 30, 2009 the Company was required to compensate Messrs. Hershberg, Melfi, Hall, Coyle and Raney an annual base salary of $475,000, $295,000, $260,000, $260,000 and $250,000, respectively, which amounts are reviewed annually by the Board of Directors and subject to increase at the Board of Directors’ discretion. Mr. Hall’s base salary was increased to $300,000 per year upon his appointment as President and Chief Executive Officer, effective July 1, 2009. The Named Executive Officers may also receive discretionary bonuses, except for Mr. Raney, who is entitled to a bonus in fiscal years 2009 and 2010 according to specific targets, as discussed in the Raney Agreement and in the “COMPENSATION DISCUSSION AND ANALYSIS — Components of the Compensation Program” section of this Proxy Statement. Each of the Named Executive Officers was required to devote his full-time efforts to the Company.

Potential Payments Upon Termination or Change in Control

If the Company terminates any of the Executive Agreements, other than for disability or cause, or if any Named Executive Officer other than Mr. Raney terminates his employment with the Company for good reason (“Good Reason”), at June 30, 2009, the Company would have had the following obligations: (i) to continue to pay to each of Messrs. Hershberg, Melfi, Hall and Coyle his then applicable annual base salary for a specified period commencing upon the effective date of the termination (the “Severance Period”); the Severance Period was three years for Messrs. Hershberg, Melfi and Hall and two years for Mr. Coyle; (ii) during each year of the Severance Period, to pay for continued health benefits up to a maximum of $2,000 per month; (iii) during each year of the Severance Period, to pay the annual automobile allowance, currently $6,000; (iv) during each year of the Severance Period, to pay to the Named Executive Officer the amount of the non-elective deferral employer contribution made under the Company’s 401(k) plan for the Named Executive Officer’s last fiscal year with the Company prior to termination of employment; (v) to pay the cost of converting the group term life insurance coverage to an individual policy and (vi) during each year of the Severance Period, to pay $2,500 for the annual professional service allowance for Messrs. Hershberg and Hall. The Raney Agreement does not have a similar severance arrangement.

Good Reason is defined as a material breach of the Executive Agreement by the Company, which includes a failure to pay salary or bonus, a failure to provide benefits, a requirement to travel significantly more days than in the previous calendar year, a material reduction in duties and responsibilities, a change in the reporting relationship or a relocation of the worksite to a location 75 miles or more from its current location.

The table below shows the benefits that would be payable to Mr. Raney, as well as the remaining Named Executive Officers under the Executive Agreements, had each applicable Named Executive Officer been terminated without cause or for Good Reason on June 30, 2009.

					Early
					Vesting of	Vesting of
	Severance	Medical/Dental	Other	Vacation	Stock	Restricted
Named Executive Officer	Salary(1)	Continuation(2)	Benefits(3)	Payout	Options(4)	Stock(5)	Total

David E. Hershberg	$1,425,000	$49,415	$119,694	$73,570	—	—	$1,667,679
Keith A. Hall	780,000	70,940	56,322	40,770	—	—	948,032
Andrew C. Melfi	885,000	70,940	48,822	46,258	—	—	1,051,020
William Raney, Jr.	—	—	—	20,102	—	—	20,102
Thomas C. Coyle	520,000	32,943	32,548	34,783	—	—	620,274

(1)	The amounts in this column represent the aggregate base salary to be paid to the Named Executive Officers during the Severance Period.

(2)	The amounts in this column represent the aggregate amounts of medical and dental continuation coverage the Named Executive Officers would receive during the Severance Period, based on the Company’s current rates.

(3)	The amounts in this column represent the aggregate amounts the Named Executive Officers would receive during the Severance Period for (a) the automobile allowance, (b) the non-elective deferral employer contribution made under the Company’s 401(k) plan for the last fiscal year of the Company prior to the termination of employment, (c) the estimated cost to converting the group term life insurance coverage to an individual policy and (d) the annual professional service allowance, which is for Messrs. Hershberg and Hall only.

(4)	The Executive Agreements do not provide for early vesting of stock options; in any event, all currently outstanding options are fully vested for each Named Executive Officer.

(5)	The Executive Agreements do not provide for early vesting of restricted stock grants.

The benefits available to a Named Executive Officer (other than Mr. Raney) in the event of a change in control (a “Change in Control”) differ from those available if a Named Executive Officer is terminated without cause or for Good Reason. Change in Control is defined as any person or group becoming the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; the Company being part of a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; and during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

Pursuant to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 2006 Plan, all outstanding stock options and restricted stock held by any executive officer (as well as those held by other employees) will become fully vested upon certain changes in control of the Company.

If the Named Executive Officer does not provide the Company notice of resignation and remains employed by the Company through the first anniversary of a Change in Control, he would be paid a one-time bonus payment equal to 50%, in the cases of Messrs. Hershberg, Melfi, Hall and Coyle, of his then applicable annual base salary (the “Retention Bonus”); provided that the Named Executive Officer must execute and deliver to the Company a general release as a condition of receiving the Retention Bonus.

If, within one year after a Change in Control, a Named Executive Officer (other than Mr. Raney) gives notice of his resignation for Good Reason due to either a material reduction in the individual’s duties or responsibilities or a change in the individual’s reporting relationship and the Company requests that he continue his employment until a date no later than the first anniversary of the Change in Control, then the Named Executive Officer will receive the severance payments and benefits described above only if he continues his employment until that date.

If the payments to a Named Executive Officer other than Mr. Raney (including the value of accelerated vesting of stock options and restricted stock) in connection with a Change in Control exceed three times the individual’s five-year average compensation from the Company, the portion of the payments that exceeds one times the individual’s average compensation will be subject to a 20% excise tax. The Executive Agreements provide that the severance payments and the Retention Bonus will be reduced to the extent necessary to prevent the imposition of the excise tax, unless the Named Executive

Officer would retain a greater net payment by receiving the full amount and paying the excise tax. The amount of compensation that is subject to the excise tax would not be deductible for federal tax purposes by the Company, except as described in note 6 of table below.

The table below shows the benefits that would be payable under the 2006 Plan had there been a Change in Control on June 30, 2009.

	Early
	Vesting of	Vesting of
	Stock	Restricted
Named Executive Officer	Options(1)	Stock(2)

David E. Hershberg	$—	$491,322
Keith A. Hall	—	319,962
Andrew C. Melfi	—	373,880
William Raney, Jr.	—	131,821
Thomas C. Coyle	—	310,370

(1)	All currently outstanding options are fully vested for each Named Executive Officer.

(2)	The value shown was determined by multiplying the number of shares of restricted stock by the closing price of our Common Stock on June 30, 2009.

The amounts shown above are those that the Named Executive Officer would have received had there been a Change in Control on June 30, 2009, and the individual remained employed. The table below shows the benefits that would be payable to the Named Executive Officers under the 2006 Plan and the Executive Agreements, as applicable, had there been both a Change in Control and a termination of employment without cause or for Good Reason on June 30, 2009.

					Early
					Vesting of	Vesting of
	Severance	Medical/Dental	Other	Vacation	Stock	Restricted
Named Executive Officer	Salary(1)	Continuation(2)	Benefits(3)	Payout	Options(4)	Stock(5)	Total(6)

David E. Hershberg	$1,425,000	$49,415	$119,694	$73,570	—	$491,322	$2,159,001
Keith A. Hall	780,000	70,940	56,322	40,770	—	319,962	1,267,994
Andrew C. Melfi	885,000	70,940	48,822	46,258	—	373,880	1,424,900
William Raney, Jr.	—	—	—	20,102	—	131,821	151,923
Tom C. Coyle	520,000	32,943	32,548	34,783	—	310,370	930,644

(1)	The amounts in this column represent the current aggregate base salary to be paid to the Named Executive Officers (other than Mr. Raney) upon termination of employment without cause or for good reason in conjunction with a change in control.

(2)	The amounts in this column represent the aggregate amounts of medical and dental continuation coverage the Named Executive Officers (other than Mr. Raney) would receive upon termination of employment without cause or for good reason in conjunction with a change in control, based on the Company’s current rates.

(3)	The amounts in this column represent the aggregate amounts the Named Executive Officers (other than Mr. Raney) would receive upon termination of employment without cause or for good reason in conjunction with a change in control for (a) the automobile allowance, (b) the non-elective deferral employer contribution made under the Company’s 401(k) plan for the last fiscal year of the Company prior to the termination of employment, (c) the estimated cost to converting the group term life insurance coverage to an individual policy and (d) the annual professional service allowance, which would be for Messrs. Hershberg and Hall only.

(4)	All currently outstanding options are fully vested for each Named Executive Officer.

(5)	The value shown was determined by multiplying the number of shares of restricted stock by the closing price of our Common Stock on June 30, 2009.

(6)	Although the amounts listed for Messrs. Hershberg, Melfi and Hall exceed three times their average compensation, the full amounts would have been paid to them since this would have provided them with the greater net amount after payment of the excise tax. The Company would have had a loss of deductibility for federal tax purposes with respect to such amounts but the impact would not have been material due to loss carry-forwards from previous years.

Policies and Procedures for Approval of Transactions with Related Persons

If appropriate, a special committee appointed by the Board of Directors would be responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount of which exceeds $120,000 and with respect to which a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons. No such committee was formed during fiscal 2009.

Factors Affecting Compensation

Tax Deductibility of Executive Compensation

In implementing the Company’s compensation programs, the Compensation Committee’s general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, enacted in 1993, which generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation does not apply to compensation that qualifies as performance-based compensation within the meaning of Section 162(m). The compensation paid to the Company’s executive officers for the 2009 fiscal year did not exceed the $1.0 million limit per officer. The Globecomm Systems Inc. 1997 Stock Incentive Plan and the 2006 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date, and restricted grants under those plans will qualify as performance-based compensation, and therefore will not be subject to the $1.0 million limitation.

Accounting Considerations

The Compensation Committee considers the accounting implications with respect to the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation under SFAS 123R.

PROPOSAL 2

AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT
MAY BE ISSUED UNDER THE COMPANY’S 2006 STOCK INCENTIVE PLAN

You are being asked to approve an amendment to the 2006 Plan to increase the number of shares of Common Stock authorized for issuance under the 2006 Plan by an additional 1,500,000 shares.

The Board of Directors adopted the amendment on October 6, 2009 subject to stockholder approval at this Annual Meeting. The Board may amend or modify the 2006 Plan in the future at any time. The full text of the 2006 Plan, reflecting the new amendment, as well as certain conforming changes, will be furnished to any stockholder upon written request made to the Secretary of the Company and is available at http://www.sec.gov as Appendix A to the Company’s definitive proxy statement, filed October 14, 2009.

The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the 2006 Plan in order to allow the Company to continue to utilize equity incentives in acquisitions and to retain the services of key individuals who are essential to the Company’s long-term growth and financial success. We rely significantly on equity incentives in the form of stock options and restricted stock in order to attract and retain key individuals and believe that such equity incentives are necessary for the Company to complete acquisitions and remain competitive in the marketplace for executive talent and other key individuals. Option and restricted stock grants made to newly-hired or continuing employees and other individuals will be based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the 2006 Plan, as currently in effect.

General Description of the 2006 Plan

The following is a summary of the principal features of the 2006 Plan.

The 2006 Plan was adopted by the Board of Directors on September 26, 2006, as the successor plan to the Globecomm Systems Inc. 1997 Stock Incentive Plan, and was approved by the shareholders at the annual meeting on November 16, 2006. Upon approval of the 2006 Plan, there were 850,000 shares of Common Stock authorized for issuance, and as of September 30, 2009, there are no shares available for issuance from the 2006 Plan. This increase, if approved, will increase the number of shares authorized under the 2006 Plan to 2,350,000.

The 2006 Plan is divided into four separate components: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program, (iii) the Restricted Stock Unit Program and (iv) the Automatic Option Grant Program. All employees, non-employee directors, consultants and other independent advisors of the Company will be eligible to participate in one or more of these programs. As of September 30, 2009, eight executive officers, six non-employee directors and approximately 347 other employees were eligible to participate in the 2006 Plan. Other than with respect to the Automatic Option Grant Program, the granting of awards under the 2006 Plan is discretionary and it is not possible to determine how many individuals will actually receive awards under the 2006 Plan. Therefore, with the exception of awards with respect to the Automatic Option Grant Program or pursuant to an agreement to an agreement with an executive officer, future awards under the 2006 Plan cannot be determined. The options that will be granted automatically to all non-employee directors under the Automatic Option Grant Program or to an executive officer pursuant to an agreement are listed in the following table:

Future Grant of Stock Awards

Globecomm Systems Inc. 2006 Stock Incentive Plan

Name and Position	Dollar Value(1)	Number of Units

Non-Employee Director Group(2)	$7.27	30,000
William Raney, Jr.(3)	$7.27	25,000

(1)	For purposes of this table, the closing selling price of a share of the Company’s Common Stock on September 30, 2009.

(2)	Each of our non-employee directors is granted under our Automatic Option Grant Program an option to purchase 5,000 shares of Common Stock of the Company on the date of each annual stockholders’ meeting at which such director is re-elected to the Board.

(3)	Pursuant to Mr. Raney’s employment agreement, amended in July 2009, Mr. Raney will receive a restricted stock award of shares of Common Stock.

Administration.  The Discretionary Option Grant Program, Stock Issuance Program and Restricted Stock Unit Program generally are administered by a committee of the Board appointed for that purpose. With respect to officers who are subject to Section 16 of the Securities Exchange Act of 1934, these programs will generally be administered by the Compensation Committee. The Board may at any time reassume any powers delegated to any committee and either administer the 2006 Plan on its own or delegate that authority to a different committee of the Board. The Automatic Option Grant Program generally operates automatically without any discretionary determination. However, to the extent that any determinations must be made, the Automatic Option Grant Program is administered by the Board. The term “Plan Administrator” is used to refer to whichever committee of the Board, or the entire Board, that is administering the 2006 Plan.

The Plan Administrator has complete discretion to determine which eligible individuals are to receive awards under the 2006 Plan, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the award and the maximum term for which any granted award is to remain outstanding. The Plan Administrator shall have the authority to make any determinations and interpretations with respect to the 2006 Plan as it may deem necessary or advisable. All Plan Administrator decisions shall be final and binding.

Discretionary Option Grant Program

Under the Discretionary Option Grant Program, the Plan Administrator may grant incentive stock options and stock options that do not qualify as incentive stock options (“non-qualified stock options”). Incentive stock options provide recipients with certain favorable tax treatment.

The Plan Administrator determines the terms of any stock option under the Discretionary Option Grant Program, including the exercise price, vesting schedule, the term that the stock option remains outstanding and the effect on the stock option of the recipient’s termination of employment or other service with the Company before the stock option is exercised. The exercise price for a stock option or the base price for a stock appreciation right cannot be less than the fair market value of a share of Common Stock on the date of grant. The fair market value per share on any relevant date is the closing selling price per share on that date on the NASDAQ Global Market.

The Plan Administrator may grant a stock appreciation right in connection with a stock option. A stock appreciation right provides the recipient with the election to surrender his or her outstanding option for a payment from the Company, to be made in cash or shares of Common Stock, equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered stock option over (ii) the aggregate exercise price payable for such shares.

The Plan Administrator may grant stock options that can be exercised immediately for unvested shares of Common Stock. If the recipient terminates employment or other service with the Company before the shares vest, he or she may be obligated to resell those shares to the Company at the exercise price paid for the shares.

Stock Issuance Program

Under the Stock Issuance Program, the Plan Administrator may grant eligible individuals vested or unvested shares of Common Stock. The Plan Administrator may establish a purchase price for the shares.

Unvested shares granted under the Stock Issuance Program cannot be transferred and will be forfeited if the individual terminates employment or other service with the Company. If the individual paid for the shares, the Company will repay that purchase price with respect to the forfeited shares.

A recipient of shares under the Stock Issuance Program will have all the rights of a stockholder of the Company, including the right to receive dividends and vote the shares. However, any dividends or other distributions granted with respect to unvested shares will be subject to the same vesting requirements as the underlying shares and in the Company’s discretion, may be held in escrow until they vest.

Restricted Stock Unit Program

A restricted stock unit is the right to receive a share of Common Stock on the date that the unit vests. The Plan Administrator determines the vesting schedule for restricted stock units. If the recipient terminates employment before the unit vests, the restricted stock unit is forfeited.

Other Provisions

Change in Control.  In the event of certain corporate transactions that result in a change in control of the Company, all awards under the 2006 Plan generally will become fully vested and exercisable.

Non-transferability.  Awards under the 2006 Plan may not be transferred, sold or assigned other than by will or the laws of descent and distribution.

Federal Income Tax Consequences

Incentive Stock Options.  No taxable income is recognized by the recipient at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The recipient will, however, generally recognize taxable income or loss in the year in which the purchased shares are sold or otherwise disposed of. For federal tax purposes, dispositions are either “qualifying” or “disqualifying.” A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income and the Company will be entitled to take a deduction for such amount. Any additional gain or loss recognized upon disposition will be taxable as capital gain or loss to the optionee.

Non-qualified Options.  No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, and the Company will be entitled to take a corresponding deduction, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Stock Issuance.  The direct grant of unvested stock will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares, the recipient will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the recipient upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the recipient during the restriction period, will also be compensation income to the recipient, and the Company will be entitled to a corresponding deduction. A recipient may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of an unvested stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction. If the stock is vested at the date of grant, the recipient will realize ordinary income in an amount equal to the fair market value of those shares on the date of grant, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units.  The grant of a restricted stock unit will not result in taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon the vesting of the restricted stock unit, the recipient will realize ordinary income in an amount equal to the then fair market value of the shares received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the recipient upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the recipient.

Tax Withholding.  Whenever an employee recognizes income in connection with an award under the 2006 Plan, the Company may be obligated to remit amounts to the federal, state or local government for tax withholding. The 2006 Plan provides that a recipient may be required by the Company to remit to the Company amounts to satisfy these tax withholding requirements. At the discretion of the Company, a recipient may be permitted to meet these requirements by remitting shares of Common Stock or directing the Company to withhold shares of Common Stock from the number of shares payable with respect to an award under the 2006 Plan.

Deductibility of Executive Compensation.  Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation. Accordingly, the Company expects that all compensation deemed paid with respect to those options will remain deductible without limitation under Code Section 162(m).

Stockholder Approval

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the increase in the number of shares authorized for issuance under the 2006 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the proposal to approve the amendment to the 2006 Plan to increase the number of shares of Common Stock authorized for issuance.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending June 30, 2010 subject to the ratification of such appointment by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since November 27, 1996. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer questions anyone may have.

The affirmative vote of a majority of the Company’s outstanding Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the fiscal year ending June 30, 2010.

The Board of Directors recommends a vote “FOR” this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company for audit, audit-related and non-audit services provided by Ernst & Young LLP to the Company for the fiscal years ended June 30, 2009 and June 30, 2008:

Fee Category	Fiscal 2009	Fiscal 2008

Audit Fees	$425,000	$463,000
Audit-Related Fees	50,000	20,000
Tax Fees	92,300	69,000
All Other Fees	—	—

Total Fees	$567,300	$552,000

Audit Fees:  Consists of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the effectiveness of internal controls over financial reporting and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:  Consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include the audit of an employee benefit plan and consultations concerning financial accounting and reporting standards and transactions.

Tax Fees:  Consists of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees:  Consists of the aggregate fees billed for products and services other than the services reported above. There were no such fees in the years presented.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for audit services a year in advance, and any pre-approval for permissible non-audit services is detailed as to the particular service or category of services. Ernst & Young LLP and the Company’s management are required to periodically report to the Audit Committee the fees for the services performed by Ernst & Young LLP and the extent of services provided by Ernst & Young LLP in accordance with this pre-approval.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and the independent registered public accounting firm’s opinions on our consolidated financial statements and on the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2009. In addition, the Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee discussed with Ernst & Young LLP its opinion regarding the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

The Audit Committee
Harry L. Hutcherson, Jr. (Chairperson)
Richard E. Caruso
Brian T. Maloney
C. J. Waylan

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in the Company’s proxy materials relating to its next annual meeting, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by the Company no later than July 23, 2010. Such proposals should be delivered to the Company in writing to the following address: Globecomm Systems Inc., Attn: Corporate Secretary, 45 Oser Avenue, Hauppauge, New York 11788.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the next annual meeting, the Company must receive by July 23, 2010 a notice in writing of the intention to present the proposal. Address all notices of intention to present proposals at the next annual meeting to: Globecomm Systems Inc., Attn: Corporate Secretary, 45 Oser Avenue, Hauppauge, New York 11788.

OTHER MATTERS

The Board of Directors knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

By Order of the Board of Directors

Paul J. Johnson
Secretary

Hauppauge, New York
October 14, 2009

Appendix A

GLOBECOMM SYSTEMS INC.
2006 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	Purpose of the Plan

This 2006 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Globecomm Systems Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	Structure of the Plan

A. The Plan shall be divided into four separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, which shares generally will not be transferable and will be subject to forfeiture until they vest,

(iii) the Restricted Stock Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be issued restricted stock units, which entitle the Participant to receive shares of Common Stock when the restricted stock units vest, and

(iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	Administration of the Plan

A. The Primary Committee shall administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to Section 16 Insiders.

B. Administration of the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee or delegate such power and authority to another committee of the Board.

D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Automatic Option Grant shall be self-executing in accordance with the terms of that program. While generally no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program, to the extent any determinations or interpretations are necessary, they shall be made by the Board, whose decisions shall be final and binding on all parties.

IV.	Eligibility

A. The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares and (iii) with respect to issuances under the Restricted Stock Unit Program, which eligible persons are to receive restricted stock units, the time or times when such issuances are to be made, the number of restricted stock units to be issued to each Participant and the vesting schedule applicable to the restricted stock units.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program, to effect stock issuances in accordance with the Stock Issuance Program or to grant restricted stock units under the Restricted Stock Unit Program.

D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members, whether those individuals are appointed by the Board or elected by the Corporation’s stockholders. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) or who serves as a member of the Board pursuant to contractual rights granted to certain groups of stockholders in connection with their purchase of stock in the Corporation shall not be eligible to receive an option grant under the Automatic Option Grant Program.

V.	Stock Subject to the Plan

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,350,000 shares.

B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities to be received upon vesting of restricted stock units and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	Option Terms

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	Incentive Options

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility.  Incentive Options may only be granted to Employees.

B. Exercise Price.  The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. The provisions of this Section C shall apply to options previously issued under the Corporation’s Incentive Stock Option Plan, and shall be in substitution for the limitation set forth in Section 2.05 of such Plan.

D. 10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	Corporate Transaction/Change in Control

A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding.

D. In the event of a Change in Control each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Optionee’s cessation of Service. In addition, all of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Change in Control shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

E. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	Stock Appreciation Rights

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

(iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	Stock Issuance Terms

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A. Purchase Price.

The Plan Administrator may require the Participant to pay a Purchase Price with respect to stock issued under the Stock Insurance Program.

B. Vesting Provisions.

1. The Plan Administrator shall determine when the Shares of Common Stock issued under the Stock Issuance Program shall vest, or whether they shall be fully and immediately vested upon issuance. Vesting may be based on continued employment or upon attainment of specified performance objectives or both.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Unvested shares issued under the Stock Issuance Program may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the Stock Issuance Agreement.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.	Corporate Transaction/Change in Control

All unvested shares issued under the Stock Issuance Program shall immediately vest in full upon a Corporate Transaction or a Change in Control.

III.	Share Escrow/Legends

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

RESTRICTED STOCK UNIT PROGRAM

I.	Restricted Stock Unit Terms

Restricted stock units shall be evidenced by one or more documents in a form approved by the Plan Administrator, in accordance with the Plan. A restricted stock unit shall entitle the Participant to receive a share of Common Stock on the date the restricted stock unit vests.

A. Vesting Provisions.

1. The Plan Administrator shall determine when the restricted stock units shall vest. Vesting may be based on continued employment or upon attainment of specified performance objectives or both.

2. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the document evidencing the grant.

3. Should the Participant cease to remain in Service while holding one or more restricted stock units, then those restricted stock units shall be forfeited, unless the Plan Administrator provides otherwise.

II.	Corporate Transaction/Change in Control

All restricted stock units shall immediately vest in full upon a Corporate Transaction or a Change in Control.

ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

I.	Option Terms

A. Option Grants.  Each non-employee Board member shall automatically be granted, (i) a Non-Statutory Option to purchase 15,000 shares of Common Stock on the date of initial election or appointment to the Board, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and (ii) a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock on the date of each succeeding annual meeting of stockholders at which such director stands for re-election.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term.  Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options.  Each option shall be exercisable for those option shares which have vested. During the period of service as a member of the Board, (i) each 15,000-share grant shall vest to the extent of one third of the number of shares granted thereby (5,000 shares), on the date of grant, and cumulatively to the extent of an additional one-third, on each of the next two succeeding anniversaries of the date of grant, so that on the second anniversary of the date of grant (provided service as a Board member has continued throughout the period), the options granted to any eligible Director shall be fully vested and (ii) each annual 5,000-share grant shall fully vest on the date of grant.

E. Non-transferability.  Shares of Common Stock acquired pursuant to the exercise of any annual 5,000-share option grants under the Automatic Option Grant Program may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the first anniversary of the date of grant of the applicable option.

F. Termination of Board Service.  The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	Corporate Transaction/Change in Control/Hostile Take-Over

A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding.

B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	Remaining Terms

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE SIX

MISCELLANEOUS

I.	Financing

To the extent permitted by law, the Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	Tax Withholding

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the vesting of restricted stock units or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.	Effective Date and Term of the Plan

A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program and restricted stock units may be granted under the Restricted Stock Unit Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants, stock appreciation rights and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.	Amendment of the Plan

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to (i) applicable laws or regulations in order to preserve the deductibility or other tax treatment of options and shares granted hereunder, (ii) the exemption of recipients of such shares or options from Section 16(b) of the 1934 Act or (iii) the listing requirements of any securities exchange on which the Common Stock is then listed for trading.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.	Use of Proceeds

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	Regulatory Approvals

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

VII.	No Employment/Service Rights

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. “Automatic Option Grant Program” shall mean the automatic option grant program in effect under the Plan.

B. “Board” shall mean the Corporation’s Board of Directors.

C. “Change in Control” shall mean a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the 1934 Act whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i) any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities;

(ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

(iii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

Notwithstanding the foregoing provisions of this Section C, a “Change in Control” will not be deemed to have occurred solely because of the acquisition of securities of the Corporation (or any reporting requirement under the 1934 Act relating thereto) by an employee benefit plan maintained by the Corporation for its employees.

D. “Code” shall mean the Internal Revenue Code of 1986, as amended.

E. “Common Stock” shall mean the Corporation’s common stock.

F. “Corporate Transaction” shall mean either a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. “Corporation” shall mean Globecomm Systems Inc., a Delaware corporation, and its successors.

H. “Discretionary Option Grant Program” shall mean the discretionary option grant program in effect under the Plan.

I. “Eligible Director” shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

J. “Employee” shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. “Exercise Date” shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. “Fair Market Value” per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Nasdaq Global Market or the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. “Hostile Take-Over” shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N. “Incentive Option” shall mean an option which satisfies the requirements of Code Section 422.

O. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

P. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

Q. “Non-Statutory Option” shall mean an option not intended to satisfy the requirements of Code Section 422.

R. “Optionee” shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

S. “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. “Participant” shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

U. “Permanent Disability or Permanently Disabled” shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V. “Plan” shall mean the Corporation’s 2006 Stock Incentive Plan, as set forth in this document.

W. “Plan Administrator” shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

X. “Plan Effective Date” shall mean September 26, 2006, the date on which the Plan was adopted by the Board.

Y. “Primary Committee” shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Restricted Stock Unit Programs with respect to Section 16 Insiders.

Z. “Restricted Stock Unit Program” shall mean the restricted stock unit program in effect under the Plan.

AA. “Secondary Committee” shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

BB. “Section 16 Insider” shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

CC. “Service” shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

DD. “Stock Exchange” shall mean either the Nasdaq Global Market, American Stock Exchange or the New York Stock Exchange.

EE. “Stock Issuance Agreement” shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

FF. “Stock Issuance Program” shall mean the stock issuance program in effect under the Plan.

GG. “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH. “Take-Over Price” shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

II. “Taxes” shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

JJ. “10% Stockholder” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

GLOBECOMM SYSTEMS INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — November 19, 2009
(This Proxy is solicited by the Board of Directors of the Company)

The undersigned stockholder of Globecomm Systems Inc. hereby appoints each of David E. Hershberg and Keith A. Hall, with full power of substitution, proxies to vote the shares of common stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Globecomm Systems Inc. to be held at the principal executive offices of Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, on November 19, 2009, at 10:00 a.m. (eastern standard time), or any adjournment thereof.

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Globecomm Systems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE-1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Globecomm Systems Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

Richard E. Caruso, Keith A. Hall, David E. Hershberg, Harry L. Hutcherson, Jr., Brian T. Maloney, Jack A. Shaw, A. Robert Towbin and C. J. Waylan

	☐ For All	☐ Withhold All	☐ For All Except

2.	APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE COMPANY’S 2006 STOCK INCENTIVE PLAN

	☐ FOR	☐ AGAINST	☐ ABSTAIN

proposal to increase the number of shares of Common Stock which may be issued under the 2006 Stock Incentive Plan

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	☐ FOR	☐ AGAINST	☐ ABSTAIN

proposal to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm of the Company as described in the Proxy Statement.

To transact such other business as may properly come before the annual meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSALS 2 and 3.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.

Signature of Stockholder

Date: